Calculation of Filing Fee Tables
S-8
Equillium, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, Equillium, Inc. 2018 Equity Incentive Plan	Other	4,614,053	$ 2.15	$ 9,920,213.95	0.0001381	$ 1,369.99
2	Equity	Common Stock, $0.0001 par value per share, Equillium, Inc. 2018 Employee Stock Purchase Plan	Other	343,275	$ 1.83	$ 628,193.25	0.0001381	$ 86.76
Total Offering Amounts:						$ 10,548,407.20		$ 1,456.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,456.75
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock (the "Common Stock") that become issuable under the Equillium, Inc. 2018 Equity Incentive Plan (as amended, the "2018 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount of shares registered represents 4,614,053 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2018 Plan. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan is automatically increased by an amount equal to the lesser of: (a) 5% of the total number of shares of the Registrant's capital stock outstanding (including shares underlying pre-funded warrants) on December 31 of the preceding calendar year and (b) a number of shares of Common Stock that may be determined by the Registrant's board of directors that is less than the preceding clause (a). The proposed maximum offering price per share and maximum aggregate offering price are made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the Common Stock on March 19, 2026, as reported on The Nasdaq Capital Market (the "Average Price").

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Equillium, Inc. 2018 Employee Stock Purchase Plan (the "2018 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount of shares registered represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2018 ESPP. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of the Registrant's capital stock outstanding (including shares underlying pre-funded warrants) on December 31 of the preceding calendar year and (b) 343,275 shares; or a number of shares of Common Stock that may be determined by the Registrant's board of directors that is less than (a) and (b). The proposed maximum offering price per share and maximum aggregate offering price are made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are based upon the Average Price multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2018 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources